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                                                                    EXHIBIT 10.6



                                 LEASE AGREEMENT

        THIS AGREEMENT OF LEASE (the "LEASE") made this [*] day of [*] (herein the "EFFECTIVE DATE") by and between TGFW II, L.L.C., a Kansas limited liability company, having a principal place of business at 8100 East 22nd Street North, Building 1900, Suite 402, Wichita, Kansas 67226 (hereinafter called "LESSOR"), and AMAZON.COM.KSDC, INC., a Delaware corporation, having a place of business at Coffeyville Industrial Park, North Highway 169, Coffeyville, Kansas (hereinafter called "LESSEE").

        WITNESSETH, that in consideration of the rent and covenants herein reserved and contained on the part of Lessee to be paid, performed and observed, the Lessor does hereby demise and lease unto Lessee the following property, to wit:

        A building area containing a floor area of approximately [*] square feet, as such square footage will be expanded pursuant to the Building A Expansion described below (herein "BUILDING AREA A"), an office area (herein "BUILDING AREA B"), a building area containing a floor area of approximately [*] square feet (herein "BUILDING AREA C"), and a building area to be constructed containing approximately [*] square feet (herein "BUILDING AREA D") all of which are located on that certain parcel of land located in Montgomery County, Kansas, consisting of approximately [*] acres, as more fully described and depicted in Exhibit "A" hereto (the "LAND"). The construction of Building Area D (herein "LESSOR'S IMPROVEMENTS") and certain other modifications to Building Area B and Building Area C (herein "ADDITIONAL BUILDING Modifications") shall be constructed by Lessor in accordance with the plans listed on Exhibit "B" hereto and the applicable portions of the specifications attached hereto as Exhibit "C" (herein the "SPECIFICATIONS"). Certain alterations to Building Area A (the "BUILDING A EXPANSION") will be constructed by Lessor in accordance with the plans listed on Exhibit "B" and the applicable portions of the Specifications. The Land, Building Area A, Building Area B, Building Area C and Building Area D are collectively hereinafter called the "LEASED PREMISES". Building Area A, Building Area B, Building Area C and Building Area D may sometimes be referred to hereafter collectively as the "BUILDINGS". The parties currently anticipate that the Buildings, with all expansions complete, shall contain approximately the following floor areas: Building Area A - [*] square feet; Building Areas B and C - [*] square feet; and Building Area D - [*] square feet, with the total floor area of all Buildings being [*] square feet.

        NOW THEREFORE, in consideration of the foregoing and the mutual covenants set forth herein, the parties agree as follows:


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        1.     LEASE TERM AND LEASEHOLD IMPROVEMENTS.

        (A) Lessor hereby agrees to rent to Lessee and Lessee hereby agrees to rent from Lessor the Leased Premises for an initial term which shall commence on the later of: (i) [*], and (ii) with respect to Building Areas A, B and C, the date when the improvements described in subsection 1 (C), items (i), (ii),
(iii), (iv), (vi), (ix), (x), (xi), (xiii) and (xiv) hereof are substantially complete [without regard to the definition of "substantially complete" set forth in subsection 1 (H) hereof], and with respect to Building Area D, the date when the Lessor's Improvements are substantially complete as defined in subsection 1
(H) hereof (the "COMMENCEMENT DATE") and which shall expire on [*] (the "EXPIRATION DATE"). Lessee may occupy all or any portion of the Leased Premises prior to the Commencement Date as contemplated by Section 1(B). All of Lessee's obligations hereunder shall commence upon such occupancy except that the obligation to pay base rent, taxes, insurance and perform maintenance, as provided in this Lease, shall commence only on the Commencement Date for the applicable Building Area.

        (B) Lessor hereby agrees to construct with diligence, in compliance with all applicable laws, and in a good and workmanlike manner Lessor's Improvements. Lessor shall cause Lessor's Improvements to be substantially complete on or before [*]. To the extent not inconsistent with the construction process, Lessor will allow Lessee to occupy and operate from the Leased Premises on or before [*]. Lessor has presented to Lessee, and Lessee has heretofore approved the plans and specifications for Lessor's Improvements attached hereto as Exhibits "B" and "C"(the "APPROVED PLANS"). Lessor shall begin construction based on the Approved Plans. Promptly after they have been developed, Lessor shall submit full construction drawings and specifications, necessary to complete the work including, without limitation, foundation plans, and architectural plans , including HVAC, plumbing, structural, mechanical, civil and electrical plans and specifications for Lessee's approval, which approval shall not be unreasonably withheld or delayed. Lessee shall promptly review the documentation so submitted for consistency with the Approved Plans. Lessee shall, within five (5) business days of receipt of such documentation either approve the same or indicate in writing the specific reasons for the Lessee's failure to approve. Lessee shall be required to approve the documentation unless: (i) it is inconsistent with the Approved Plans; (ii) does not comply with applicable law; or (iii) the parties agree to a change order as provided below. Lessee's failure to respond within the required time frame shall be deemed to be an approval of the documentation as submitted.

        (C) Lessor hereby agrees to substantially complete construction of the following items, which are part of the Additional Building Modifications, in accordance with all applicable laws, in a good and workmanlike manner and in accordance with the following schedule:


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        (i)    The existing lighting, plumbing and doors in Building Areas A, B and C shall be placed in good working order on or before [*].

        (ii) Remove the existing racking and racking sprinklers shall be removed from Building Area C on or before [*].

        (iii) The carpet in Building Area B shall be replaced, the interior of Building Area B shall be painted and any damaged floor tile replaced on or before [*].

        (iv) The HVAC system in Building Area B shall be replaced on or before [*]. The existing HVAC system for Building Area B will not be removed until Lessor is ready to commence installation of the new system.

        (v) An additional 277 parking spaces shall be completed on or before [*].

        (vi) The mezzanine in Building Area C, and the ducts, air handling equipment and boilers in Building Areas A and C shall be removed on or before [*].

        (vii) Modification to the existing HVAC system in Building Areas A and C to give 4 air rotations per hour shall be completed on or before 100 days after the Effective Date.

        (viii) Two (2) new openings (each 12' wide by 12' high) in the east wall of Building Area C will be cut in locations to be determined by Lessee on or before fourteen (14) days after the roof over the area of the west side of Building Area D has been completed.

        (ix) The existing warehouse parking lot shall either have a new topcoat installed or shall be resealed and re-striped, as needed, on or before [*], adverse weather permitting.

        (x) All ceiling tile in Building Area B will be replaced on or before [*].

        (xi) A protected shell for Building Area A Expansion (exterior walls and roof completed either permanently or by temporary enclosure) shall be completed on or before [*].


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        (xii)  Installation of 20 loading docks on the west side of the Building
               Area A expansion shall be completed on or before [*].

        (xiii) Install 400 amp electrical service (pursuant to the Specifications) to the existing computer room in Building Area B by [*].

        (xiv) Provide temporary fans for air movement in Building Areas A and C by [*].

        (D) Lessor hereby agrees to construct with diligence, in compliance with all applicable laws, and in a good and workmanlike manner the Building A Expansion on the Land. Lessor has presented to Lessee, and Lessee has heretofore approved the plans and specifications attached hereto as Exhibit "B" and "C"(the "APPROVED NB PLANS"). Lessor shall cause the Building A Expansion to be substantially complete on or before [*]. Lessor shall begin construction based on the Approved NB Plans. Promptly after they have been developed, Lessor shall submit full construction drawings and specifications necessary to complete the work including, without limitation, foundation plans, and architectural plans, including HVAC, plumbing, structural, mechanical, civil and electrical plans and specifications for Lessee's approval, which approval shall not be unreasonably withheld or delayed. Lessee shall promptly review the documentation so submitted for consistency with the Approved NB Plans. Lessee shall, within five (5) business days of receipt of such documentation either approve the same or indicate in writing the specific reasons for the Lessee's failure to approve. Lessee shall be required to approve the documentation unless: (i) it is inconsistent with the Approved NB Plans; (ii) does not comply with applicable law; or (iii) the parties agree to a change order as provided below. Lessee's failure to respond within the required time frame shall be deemed to be an approval of the documentation as submitted.

        (E) In the event Lessee desires to change any portion of the Lessor's Improvements, Additional Building Modifications, or the Building A Expansion, Lessee shall submit a written change order to Lessor. Lessor will provide Lessee with any increase in construction costs incurred by Lessor, or any savings realized by Lessor, from performing such change order (as applicable, the "Change Cost/Savings"), and the effect that the same will have on the construction schedule, if any, along with such other detail and information as may be requested by Lessee as soon as practicable, but in any event within five
(5) business days. Lessor shall obtain competitive bids with respect to change orders if and as requested by Lessee. If Lessee delivers to Lessor its written approval of such Change Cost/Savings and change in the construction schedule, if any, within five (5) business days after Lessee's receipt thereof, then (a) Lessor will perform such change order in accordance with the same, and (b) the Rental Rate (as defined below) will be adjusted, effective upon substantial completion of the Building to which the change order relates, up (if a cost) or down (if a savings), as applicable, by an amount equal to (i) the Change Cost/Savings, multiplied by (ii) 11%, divided by (iii) the aggregate square footage of the Buildings as set forth in the plans and specifications


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attached as Exhibits B and C (approximately [*] square feet). Notwithstanding the foregoing, no change in Rental Rates will be made pursuant to the immediately preceding sentence to the extent that any change order relates to changes required for the Buildings (or any of them) to comply with any applicable law, regulation or code or subsections 1 (B), (C) and (D) or otherwise for Lessor to comply with its construction obligations as contemplated in Exhibits "B" and "C" hereto (to such extent, a "Required Change Order"). Lessor shall include in its contract with its general contractor a provision giving Lessor and/or Lessee, or their representatives, the right to inspect the books and records of the general contractor with respect to the design and construction activities contemplated by this Lease. In addition, throughout the design and construction process, Lessor shall make available to Lessee for inspection all books and records, as well as contracts, bills, vouchers, and checks, and such other documents as are necessary for Lessee to properly audit all design and construction costs. Notwithstanding any of the foregoing to the contrary: (a) Lessor shall not be required to accept or perform any change order which causes the cost of construction for the applicable change order, together with the cost of construction of all prior change orders, to exceed, in the aggregate, the sum of [*] ($[*]) Dollars; (b) any change in the construction schedule set forth in an approved change order shall automatically modify the other applicable provisions of this Lease relating to Lessor's obligations with respect to meeting the construction schedule with respect to the item in question; (c) for purposes of determining the dates on which Lessee must commence to pay base rent and additional rent, delays in the construction schedule attributable to any change order initiated by Lessee and which is not a Required Change Order shall not be taken into consideration; and (d) Lessee shall have the right to elect to pay directly the cost of construction of any change order, in which case, there shall be no adjustment in the Rental Rate with respect to such change order.

        (F) The parties acknowledge that the Leased Premises is located outside the city limits of Coffeyville, Kansas, and that, as a consequence, Lessor represents to Lessee that no building permits, certificates of occupancy or other governmental approvals or permits are required with respect to construction of the Additional Building Modifications, Building A Expansion or the Lessor's Improvements.

        (G) Notwithstanding anything to the contrary contained in this Lease, other than the provisions of Section 30 hereof, if Lessor fails or is unable to cause Lessor's Improvements, the Additional Building Modifications and the Building A Expansion to be substantially completed by the applicable dates set forth above and such failure materially and adversely affects Lessee's ability to use the Leased Premises and if such failure is not attributable to any delay or fault of Lessee or from any of the causes set forth in Section 30 hereof, Lessee shall be entitled to $[*] for every day of such delay.

        (H) For purposes of this Agreement, the Lessor's Improvements and/or the Building A Expansion, as applicable, shall be deemed to be substantially complete when: (i) they are


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sufficiently complete in accordance with the contract documents so that Lessee can occupy or utilize the Lessor Improvements and/or the Building A Expansion, as applicable, for their intended use; (ii) Lessor's architect, Carter Burgess, Inc. of Fort Worth, Texas, has delivered to Lessee a certificate of substantial completion confirming that the Lessor's Improvements and/or the Building A Expansion, as applicable, have been substantially completed in accordance with the Approved Plans or the Approved NB Plans, as applicable; and (iii) all building systems, equipment and utilities installed as part of the Lessor's Improvements and/or the Building A Expansion, as applicable, are properly installed and functioning in all material respects. Lessor shall give Lessee at least fifteen (15) days prior written notice of the anticipated date of substantial completion of Lessor's Improvements and/or the Building A Expansion, as applicable.

        (I) Lessor shall complete the punch list items (described in Section 10 hereof) for Lessor's Improvements, Additional Building Modifications and/or the Building A Expansion, as applicable, promptly after conclusion of the walk through described in Section 10 hereof.

        (J) Lessor warrants to Lessee that the Lessor's Improvements, Building A Expansion and the Additional Building Modifications shall, upon and after substantial completion of the applicable improvements, be free from defects in workmanship and materials, and, notwithstanding anything to the contrary contained in this Lease, Lessor shall, at Lessor's sole cost, promptly correct any defects in workmanship or materials with respect to the Additional Building Modifications, the Building A Expansion or Lessor's Improvements; provided, however, the foregoing warranty shall expire and be of no further force or effect one (1) year from and after the date of the walk through (described in Section 10 hereof) for the applicable improvements. In order to preserve any claim after expiration of the one (1) year warranty period, Lessee must give Lessor written notice of such claim prior to expiration of the one (1) year warranty period, specifically setting forth the details of the claim. Any claim which has been made during the one (1) year warranty period in accordance with the immediately preceding sentence shall continue to enforceable until resolved.

        (K) Notwithstanding any other provision in this Lease to the contrary, Lessor shall be deemed to have constructed the improvements described above in this Section 1 in accordance with subsections 1 (B), (C) and (D) and Exhibits "B" and "C" hereof so long as such improvements do not contain any material deficiency beyond the customary and normal deviations associated with such work taking into account the specifications developed by Lessor's architect.

        2.     BASE RENT

        (A) Subject to increase or decrease pursuant to subsection 1(E) hereof, Lessee covenants with Lessor to pay base rent for the Leased Premises (a) at the rate of $[*] per square foot per year with respect to the period commencing on the Commencement Date through [*], (b) at the rate of $[*] per square foot per year with respect to the period commencing on [*] through [*], and (c) at



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the rate of $[*] per square foot per year with respect to the period commencing on [*] through [*] (such rate as in effect from time to time, the "Rental Rate"). All such yearly base rental payments shall be calculated on the basis of the total number of square feet constituting the Buildings (other than Building Area D until such time as Building Area D has been substantially completed), and shall be prorated for any partial months as applicable. The yearly rent shall be paid monthly, in installments, each equal to one-twelfth (1/12) of the yearly rent. The first such monthly rental payment shall be payable on the Commencement Date, with each remaining monthly rent payment payable on the first day of each month thereafter as set forth below. Notwithstanding the foregoing, and in addition to any Rental Rate reductions pursuant to Section 1(E), if the square footage of the Building A Expansion is less than [*] square feet upon its substantial completion, then each of Lessee's monthly rent payments due under this Lease shall be reduced by an amount equal to (a) $[*] multiplied by (b) such shortfall in the number of square feet.

        (B) Each installment of rent due pursuant to this Lease shall be paid in advance for receipt by Lessor (or, if requested by Lessor, by Lessor's mortgagee) on or before the first day of each and every calendar month during the term of the Lease. Rent not received when due (without regard to any applicable grace period) shall bear interest at a rate per annum which is Three percentage points higher than the "prime rate" of interest as published in the Wall Street Journal. In addition, a late charge equal to [*]% of the amount due shall be payable with respect to any monthly installment of rent which is not paid within ten (10) days after Lessor gives Lessee written notice that such payment is past due. If Lessee fails to perform any of its obligations under this Lease after notice from Lessor, if required, and after the lapse of the applicable cure period, if any, Lessor may, but shall not be required to, discharge such obligations and the reasonable cost thereof shall be paid by Lessee to Lessor as additional rent on the due date of the next monthly rental payment. Notwithstanding the foregoing to the contrary, if Lessee, on two (2) occasions in any twelve (12) consecutive month period, fails to pay any rent within ten (10) days after the same is due and notice thereof from Lessor, the [*] percent ([*]%) late charge shall be due and owing with respect to any rental payment which is past due at any time during the twelve (12) consecutive month period immediately following the second such time Lessee fails to pay rent within ten (10) days after it is due.

        3. OPTION TO RENEW. Lessee shall have the right to renew this Lease for [*] ([*]) renewal terms of [*] ([*]) [*] each, upon the same terms and conditions as herein set forth, except there shall be no additional options to extend after the [*] renewal term and the annual rental during the first renewal term shall be [*] ([*]%) percent over the annual rent payable during the last year of the initial term, and the annual rental during the [*] renewal term shall be [*] ([*]%) percent over the annual rent payable during the first renewal term. To exercise each such renewal option, Lessee must give Lessor written notice of its intention to renew at least ten (10) months before the scheduled expiration of the then current term of this Lease. Time shall be of the essence in connection with the exercise by Lessee of its renewal rights as provided for in this Section.


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        4. SECURITY DEPOSIT. [*]

        5. HOLDOVER TENANCY. If Lessee retains possession of the Leased Premises or any part thereof after the termination of this Lease, without Lessor's prior written consent, Lessee (without prejudice to any of Lessor's other rights and remedies) shall pay to Lessor (i) an amount per month equal to [*]% of the rent payable with respect to the Leased Premises during the last month of the term,
(ii) all additional rent for such period, (iii) all direct damages sustained by Lessor by reason of such retention of possession by Lessee.

        6. UTILITIES. Lessee shall be solely responsible for all charges for heat, water, gas, electricity and other utilities used or consumed on the Leased Premises. Except for interruptions or curtailments caused by the negligent acts or willful misconduct of Lessor, Lessor shall not be liable to Lessee for interference in or interruption of any utility service, nor shall any curtailment or interruption constitute a constructive eviction or grounds for rental abatement in whole or in part hereunder.

        7. TAXES. Lessee shall be liable for all taxes levied against personal property and trade fixtures placed by Lessee in the Leased Premises. Lessee shall, commencing [*], and continuing thereafter through the initial term and any extended term of this Lease, pay before any interest or penalties begin to accrue, all real estate taxes, special assessments and governmental charges of any kind and nature whatsoever levied or assessed against the Leased Premises or any part thereof. Lessee shall deliver to Lessor, within ten (10) days prior to the date interest and penalties would begin to accrue, proof satisfactory to Lessor that such taxes, assessments and charges have been timely paid. Lessee shall not be liable for any interest or penalty due to a delay in payment caused by Lessor.

        Taxes, water rents, rates and charges, sewer rents and other governmental impositions and charges, assessed during the term, including the initial year thereof, or subsequently assessed for the term, but payable in whole or in installments shall be adjusted and prorated and Lessee shall pay the prorated share thereof only for the period of the term of this Lease. Any imposition which may be payable in installments, as permitted by law or agreement with the appropriate governmental authority, may be paid in that manner except that each installment thereof becoming due and payable subsequent to the term of this Lease but assessed for such term and any interest thereon shall be paid by the Lessee prior to the expiration or sooner termination of this Lease. Lessee shall be under no obligation to pay interest on any mortgage on the fee of the Leased Premises, any franchise or income tax payable by Lessor, or any gift, inheritance, transfer, estate, or succession tax payable by Lessor by reason of any present or future law which may be enacted during the term of this Lease.


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        If Lessee shall desire to contest the validity or amount of any payment herein required to be made by it as additional rent to any person other than Lessor, Lessee shall promptly notify Lessor of its intention to do so, and may thereupon defer such payment so long as the validity or amount thereof shall be contested by Lessee in good faith and by appropriate legal proceedings provided that the holder of any first mortgage on the Leased Premises shall consent to such postponement. During any such contest Lessee will prevent any divesting of Lessor's title, reversion or other interest in or to the Leased Premises and will further prevent the enforcement or public sale on any lien for such payment and the enforcement of any court or administrative order preventing or delaying the payment of any installment of rent. Lessee agrees that such contest shall be diligently prosecuted, that it will pay, and save Lessor harmless from and against any and all losses, judgments, decrees and costs (including all reasonable attorneys' fees and expenses) in connection therewith, and that promptly after the final determination of such contest it will fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein, together with all penalties, fines, interest, costs and expenses resulting therefrom.

        8. MAINTENANCE. (A) It is the intention of the parties that this is a "triple net" lease; that is, Lessee shall pay any and all taxes, assessments, costs of insurance, costs of repairs including interior and exterior [excluding those structural portions of the Leased Premises which are to be maintained by Lessor in accordance with Section 8 (B) hereof, provided such structural repairs are not necessitated because of Lessee's acts] and all operating and maintenance expenses and costs with respect to the Leased Premises, including taxes, assessments, costs and expenses of every nature except as specifically otherwise provided for in this Lease. Except for items of maintenance covered by the guarantees provided for in this Lease and except for structural repairs which are to be made by Lessor, as hereafter provided in Section 8 (B) hereof (unless necessitated by Lessee's acts), Lessee agrees, at its own expense, to make all necessary repairs to the Buildings, including but not limited to, all interior and exterior portions thereof and to do all other necessary maintenance in connection with the Leased Premises while this Lease is in effect (commencing on [*]) to the end that the Leased Premises are kept and maintained in a good and safe condition at all times. Lessee also agrees, from and after [*], to perform and pay for all maintenance and repair expenses with respect to all lawn, yard, shrubbery, snow removal and sprinkler system charges. Lessee further agrees at its own expense to maintain or replace all minor and major components of or entire systems of the Leased Premises, such as the plumbing, electrical, heating and air conditioning, if any, to the end that such components and systems are in good operating condition at all times. Notwithstanding the foregoing to the contrary, Lessor warrants that with respect to the existing roofs, plumbing, electrical, heating, dock doors, air conditioning and other operating systems and building and site components which are not to be replaced by Lessor pursuant to Section 1 hereof, the same shall be in good working condition as of [*], and the parties shall conduct a walk-through on or about [*], in order to prepare a punch list of any defects in such systems that will be promptly repaired by Lessor.


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        (B) Lessor shall, during the entire term of this Lease and at its sole cost and expense, keep and maintain in good order, condition and repair the roofs, exterior walls, foundations and other structural portions of the Buildings unless necessitated by the acts or negligence of Lessee or Lessee's employees, agents, invitees, sublessees or contractors.

        9. CASUALTY INSURANCE. Subject to Lessee's right to furnish insurance as hereafter provided, Lessor, at the cost and expense of the Lessee, shall provide and keep in force "all-risk" fire insurance with an extended coverage endorsement including vandalism, malicious mischief and any loss arising out of sprinkler damage, upon the Buildings during the entire term of this Lease in an amount equivalent to not less than one hundred percent (100%) of the full replacement cost of the Buildings, exclusive of foundations, but in no event less than the amount required by any regular lending institution now or hereafter holding a mortgage on the premises. The full replacement cost shall be first determined by Lessee and Lessor at the initial signing of the Lease and shall periodically be mutually redetermined by Lessor and Lessee in a good faith manner based upon an appraisal of the Leased Premises, the cost of which shall be born by the Lessee. Any insurance coverage shall also provide insurance against loss of rents for a period of one (1) year and against loss or damage by explosion of steam boilers, pressure vessels or similar apparatus, now or hereafter installed in the building on the Leased Premises and against such other risks and with such limits as may be reasonably determined by the Lessor from time to time, on the basis of the types and limits of insurance customarily carried by prudent owners of similar properties in the region in which the Leased Premises are located; provided, however, Lessor shall not have the right to require an increase in the limits of the liability insurance during the first five (5) years of the Lease unless Lessee materially changes its use of the Leased Premises. Lessee agrees that Lessee shall be solely responsible for property insurance covering its contents and all of Lessee's Improvements.

        Within ten (10) days of receipt of an invoice or statement therefor, such premiums shall be paid by the Lessee either directly or by reimbursement to Lessor as Lessor shall request and, in the former case, Lessor shall be furnished with satisfactory evidence of such payment. Lessee's obligation to pay such premiums shall commence [*], and shall continue thereafter through the initial term and any extended term of this Lease.

        All policies of insurance required to be maintained by the Lessee or the Lessor shall be rated not lower than A-/X by Best's Insurance reports or such higher rating as may be required by Lessor's Mortgagee and shall name the Lessor and the Lessor's mortgagees and any other party in interest as the insured as their respective interests may appear. All policies shall contain an agreement by the insurers that such policies shall not be canceled without at least thirty
(30) days prior written notice to the Lessor and/or to the holder of any mortgage to whom losses hereunder may be payable.

        After receiving the prior written consent of Lessor, which consent shall not be unreasonably withheld, and subject to any required consent of Lessor's mortgagee, Lessee may elect to provide


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the insurance required by this Section 9 through Lessee's insurance carrier provided that the quality of the insurer and the scope of the coverage fulfills the requirements of this Section 9.

        10. ACCEPTANCE OF PREMISES. Promptly after the Additional Building Modifications and the Building A Expansion are substantially complete and again, promptly after Lessor's Improvements are substantially complete, Lessor and Lessee shall jointly walk through the Leased Premises in order to inspect the Additional Building Modifications, the Building A Expansion and Lessor's Improvements, whichever is applicable, and to develop a punch list of items to be completed and/or repaired by Lessor. Lessee acknowledges that as of the date of the applicable walk-through, it will have inspected the Leased Premises and will be renting same "as is", with the exception of: (i) the punch list items which Lessor shall be obligated to complete and/or repair; and (ii) defects in material or workmanship that are discovered during the one (1) year warranty period described in Section 1 (J) hereof. Lessee shall have the right to add mechanical, but not cosmetic, problems to the punch list for ninety (90) days following the applicable walk-through. The Leased Premises shall be delivered in broom clean condition with all mechanical equipment in good working order and the roof free of leaks. Furthermore, Lessor shall assign to Lessee all assignable warranties and guarantees, if any, received by Lessor in connection with the Leased Premises (other than those which relate to the portions of the Leased Premises which Lessor is obligated to maintain), and Lessor shall notify Lessee as to any warranty or guaranties that, to Lessor's actual knowledge, are not assignable, and shall use its best efforts to enforce non-assignable warranties and guarantees, if any, in connection with the Leased Premises, at Lessee's request and on Lessee's behalf. If Lessor is requested to enforce a warranty or guaranty on behalf of Lessee, Lessee shall be solely responsible for any reasonable consultants' or attorneys' fees incurred by Lessor in connection therewith, provided that Lessor advises Lessee of Lessor's estimate of the maximum amount of such expenses prior to incurring same and obtains Lessee's written consent to such expenditure. At the point when Lessor's expenses equal or exceed the maximum amount approved by Lessee, Lessor shall have the right to discontinue its efforts to enforce such non-assignable warranties or guaranties.

        At the end of the term or other expiration of this Lease, Lessee will surrender and deliver up the Leased Premises to Lessor in substantially the same condition delivered to Lessee, reasonable and ordinary wear and tear, alterations installed by Lessee (unless Lessee is required to remove the same as hereafter provided), condemnation and damage by fire or casualty excepted.

        11. LIABILITY INSURANCE; INDEMNIFICATION. Lessee, at its expense, shall maintain liability insurance for injuries to any person or persons and property with combined single limits of [*] ($[*]) Dollars and a deductible in a commercially reasonable amount and furnish a certificate of insurance evidencing such coverage to Lessor, naming, as additional insureds, Lessor and Lessee, as their interests may appear, and if requested by Lessor, any mortgagee or holder of any mortgage which may be or become a lien upon any part of the Property. The certificate shall specify thirty (30) days written notice to all insureds of cancellation or material changes in the policy. Lessor agrees that it will promptly advise Lessee of any claims against Lessor in connection with


--------

[*] omitted, confidential material, which material has been filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

the Leased Premises so that Lessee may assume the defense of the same in a timely manner if Lessee is obligated to assume such defense in accordance with the provisions of this Lease. Prior to the commencement of the term hereof, Lessee shall provide Lessor with the aforementioned certificates or copies of the policy or policies of insurance above referred to, with evidence that the premiums have been paid in full for the policy periods. Lessee shall also furnish to Lessor throughout the term hereof replacement certificates or copies of renewal policies, together with evidence of like paid premiums at least ten
(10) days prior to the expiration dates of the then current policy or policies, or within such other time period as Lessor and Lessee may agree. All the insurance required under this Lease shall be issued by insurance companies authorized to do business in the State of Kansas with a financial rating of at least an A-/X as rated in the most recent edition of Best's Insurance Reports and in business for the past (5) years.

        Lessee shall indemnify, hold harmless and defend Lessor from and against any and all costs, expenses (including reasonable counsel fees), liabilities, losses, damages, suits, actions, fines, penalties, claims or demands of any kind and asserted by or on behalf of any person, independent contractor or governmental authority, arising out of or in any way connected with, and Lessor shall not be liable to Lessee on account of (i) any failure by Lessee to perform any of the agreements, terms, covenants or conditions of this Lease required to be performed by Lessee, (ii) any failure by Lessee to comply with any applicable statutes, ordinances, regulations or orders of any governmental authority with respect to the Leased Premises or Lessee's use thereof, (iii) loss or damage caused by the negligence of Lessee, or (iv) any accident, death or personal injury, or damage to property, which shall occur in the Leased Premises except, in each case, as the same may be caused by the negligence or willful misconduct of Lessor, its employees or agents or to the extent arising out of Lessor's failure to perform its obligations set forth in this Lease. Lessee shall also assume the burden and expense of defending all such suits, whether brought before the expiration of this Lease or thereafter and commenced to recover for injuries occasioned by such accidents. This obligation of Lessee shall extend to both injuries to persons and to property, and its obligation to hold Lessor harmless therefrom shall extend to claims arising from such accidents which are either valid or groundless.

        12. DESTRUCTION OF PREMISES. In the event the Buildings or any part thereof, shall, during the term of this Lease or during any period during which Lessee is in possession thereof as permitted by this Lease, be destroyed or damaged by fire, explosion, the elements or other casualty, Lessee shall give prompt notice thereof to Lessor. Upon receipt of such notice, Lessor shall cause the damage to be repaired within a reasonable time unless either party shall terminate this Lease as provided below. If the Leased Premises or any part thereof shall have been rendered untenantable for their intended use as reasonably determined by the parties, then from the time of the damage until the completion of said repair and restoration there shall be an equitable reduction in the rental during such period of repair and restoration until said Leased Premises are so repaired and again ready for occupancy. Within forty-five (45) days after the occurrence of damage or destruction, Lessor shall determine the extent of damage or destruction to the Building or Buildings and the time required for repair and shall notify Lessee of such matters. If Lessor reasonably estimates that the work required to complete the repairs shall take in excess of twelve (12) months, Lessor shall have the right to terminate this Lease by giving written notice of its intention to do so within fifteen (15) days after the date of Lessor's notice. Furthermore, if the Leased Premises are damaged to the extent of more than fifty (50%) percent of the replacement cost thereof during the last year of the term of this Lease, both Lessor and Lessee shall have the right to terminate this Lease by giving the other party written notice of its intention to do so within fifteen (15) days after receipt of Lessor's report of the extent of the damage to the Leased Premises.

        13. EMINENT DOMAIN. In the event the Leased Premises, or a substantial portion thereof which renders the balance economically unusable by Lessee for the conduct of its business, are taken under the power of eminent domain for any public or quasi-public use, then Lessee may terminate and cancel this Lease by giving Lessor notice in writing, by registered or certified mail, within forty-five (45) days of Lessee's receipt of notice of the condemnation from Lessor. If Lessee so elects to terminate this Lease, said termination shall be effective upon the date that the condemning authority takes possession of the condemned property and thereupon both parties shall be relieved of any further obligation under this Lease, except that the parties shall fulfill all of their obligations hereunder to be performed to the date of such termination. In the event this Lease is not terminated and canceled after a condemnation of a portion of the Leased Premises, the rent due hereunder shall be reduced to a reasonable sum proportional to the value of the Leased Premises after the condemnation.

        Lessee hereby waives all rights to any award in condemnation, including, without limitation, rights arising from termination of all or any part of Lessee's leasehold interests. Lessee may, however, file a separate claim for any leasehold improvements constructed by Lessee or constructed at Lessee's expense, its trade equipment, machinery and fixtures and relocation expenses.

        If the Lease is not terminated as provided hereinabove, Lessor shall use its best efforts to promptly and diligently restore the Leased Premises, or the building in which they are located, to a condition as similar as possible to that existing prior to the taking, but shall have no obligation to restore any improvements made by Lessee.

        14. ALTERATIONS. Lessor agrees that Lessee may at its own expense, from time to time during the term hereof, make such interior alterations and changes in and to the Leased Premises, as it finds necessary or convenient for its purposes, provided that such interior alterations, additions or changes shall not materially and adversely affect any of the Buildings; provided, however, that Lessee shall not make any structural changes or alterations, including the removal of any bearing or non-bearing walls without the prior written consent of Lessor. Such consent may be conditioned on a requirement that the Leased Premises be restored at the end of the lease term. If not so stated in the consent, any structural alterations, additions and changes shall, at Lessor's option, either be removed and the Leased Premises restored at the Lessee's expense, or remain on the Leased Premises at the end of the term of this Lease, or any renewal term hereof, in which event such alterations, additions and changes shall be considered as improvements to and become a part of the real estate of Lessor. Lessee agrees that any interior alterations, additions and changes aforesaid made by it will be erected or made in a first class, good and workmanlike manner and all shall be subject to the terms and conditions of this Lease. Lessee may not expand the Leased Premises without the prior written consent of Lessor.

        It is understood and agreed, however, that all trade equipment, machinery and fixtures of every kind and description placed in and upon the Leased Premises by Lessee during the term of this Lease shall be and remain personal property belonging to Lessee, and, at the expiration of the term of this Lease, or any renewal hereof, Lessee shall have the right, and at Lessor's option, shall have the obligation, to remove such personal property from the Leased Premises, restoring and repairing at its expense any damage to the Leased Premises directly caused by the removal of such items of personal property.

        15. LESSOR'S ACCESS TO LEASED PREMISES. Lessor or its agent may so often as is reasonable and upon not less than 24 hours advance notice, enter upon the Leased Premises during the initial or any renewal term of this Lease for the purpose of inspecting the same, to show the Leased Premises for purposes of financing or refinancing same, for purposes of placing signs thereon or offering the same for lease after Lessee's term or for purposes of showing the Leased Premises to prospective purchasers; provided, however, that Lessor shall only show the Leased Premises to prospective tenants and shall only place signs thereon during the last twelve (12) months of the term of this Lease. In case of emergency, Lessor shall give such notice, if any, as is reasonable under the circumstances. When entering the Leased Premises, Lessor shall not unreasonably interfere with Lessee's use and enjoyment of the Leased Premises, and Lessor shall comply with Lessee's reasonable requirements with respect to confidentiality and security (including, but not limited to, being escorted at all times by an employee of Lessee, signing a reasonable non-disclosure agreement, and agreeing to prevent access to prospective purchasers or tenants who are or may reasonably be suspected to be competitors of Lessee).

        16. QUIET ENJOYMENT AND PERMITTED USE. Lessor covenants and agrees that Lessee, upon paying the base rent, additional rent and all other charges herein provided for and performing and fulfilling the covenants, agreements, and conditions of this Agreement on the Tenant's part to be performed and fulfilled, shall peaceably and quietly hold, occupy and enjoy the Leased Premises during the term of this Lease without hindrance or molestation by the Landlord or any person(s) claiming through the Landlord, subject, however, to the terms and conditions of this Lease; provided, however, that Lessee shall not, without the prior written consent of Lessor, permit the Leased Premises to be used for the storage, treatment or holding of any amount of hazardous waste or environmental contaminants beyond such amounts which Lessee may reasonably require to use and store on the Leased Premises for the conduct of its business thereat [and Lessor acknowledges that Lessee may use customary and reasonable amounts of cleaning compounds, solvents, fuel for forklifts and other materials for purposes of operating, maintaining, cleaning and repairing the Leased Premises and the property located therein in connection with its business (herein the "PERMITTED MATERIALS")]. Lessee agrees that its use and storage of all such hazardous materials shall be in strict compliance with all applicable laws, regulations, codes, ordinances and statutes. Lessee warrants to Lessor that, except for the Permitted Materials, neither it nor any of its permitted assignees or subtenants will conduct a business at the Leased Premises which involves the storage or distribution of any hazardous substance.

        17. ASSIGNMENT AND SUBLETTING. [*].

        18. DEFAULT. If Lessee shall fail to pay to Lessor the rent and/or other sums of money payable to Lessor as and when due and payable hereunder and such default shall continue for a period of ten (10) days after Lessor has given Lessee written notice of such default, or if Lessee shall fail to comply with any other provisions or conditions of this Lease agreement, upon its part to be kept and performed, and such default shall continue for a period of thirty (30) days after written notice thereof shall be given to Lessee by Lessor, (provided however, that if such default cannot through the exercise of due diligence, be cured within thirty (30) days and if Lessee promptly commences the cure, the thirty (30) day period shall be extended as reasonably required to effect the cure) or if Lessee shall be adjudged bankrupt, or shall make an assignment for the benefit of creditors, or if a receiver of any property of Lessee in or upon said Leased Premises or for all or part of Lessees' interest hereunder be appointed in any action, suit or proceeding, by or against Lessee and such adjudication, assignment or appointment shall not be vacated or annulled within ninety (90) days, or if the interest of Lessee in the Leased Premises shall be sold under execution, or other legal process, it shall be lawful for Lessor to enter upon said premises, and again have, repossess and enjoy the same as if this Lease had not been made, and everything herein contained on the part of Lessor to be done and performed shall cease and determine, and Lessor may, at its option, declare this Lease terminated. The foregoing rights are without prejudice, however, to the right of Lessor to recover from Lessee all damages incurred by Lessor as a result of Lessee's breach and additionally Lessor may retake possession of and relet said Leased Premises for the remainder of said term for the highest rent reasonably obtainable and may recover from Lessee any deficiency between the amount so obtained and the rent herein reserved plus all costs incurred by Lessor as a result of Lessee's default, including without limitation reasonable attorneys' fees, brokerage commissions (pro rated through the balance of the term); provided, however, Lessor shall be obligated in such event to make full and diligent effort to mitigate its damages by reletting said Leased Premises for the best rent reasonably obtainable; and Lessor may pursue any or all rights and remedies in equity or at law, the foregoing rights and remedies set forth being by way of example only and not by way of limitation or restriction. Notwithstanding the foregoing to the contrary, if Lessee, on two
(2) occasions in any twelve (12) consecutive month period, fails to pay any rent within ten (10) days after the same is due and notice thereof from Lessor, Lessee will be in default under this Lease during the twelve (12) consecutive month period immediately following the second such time Lessee fails to pay rent within ten (10) days after it is due without the necessity of Lessor giving Lessee written notice of such failure to pay.


--------

[*] omitted, confidential material, which material has been filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

        19. STATUTORY AND ENVIRONMENTAL COMPLIANCE. To the best of Lessor's actual knowledge, the Leased Premises have never and do not currently contain, nor are they contaminated by, any hazardous or toxic waste materials in violation of any applicable environmental law or regulation, including, but not limited to Section 103 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601, et seq, or applicable Kansas environmental laws and regulations. In addition, to Lessor's actual knowledge, no "cleanup" (as such term is used in applicable environmental laws) of the Leased Premises has occurred pursuant to any applicable federal or state environmental laws or regulations, nor have same been ordered with respect to the Leased Premises.

        Except as to any condition of the Leased Premises which exists prior to the time Lessee takes possession of any portion of the Leased Premises and which does not comply with any applicable statutes, ordinances, rules, orders, regulations or requirements of the Federal, State or Municipal Government and any and all of their Departments and Bureaus, in effect as of the such date, Lessee shall promptly comply with all statutes, ordinances, rules, orders, regulations and requirements of the Federal, State or Municipal Government and of any and all their Departments and Bureaus applicable to the Leased Premises for the correction, prevention and abatement of nuisances, violations or other grievances, in, upon or directly related to the Leased Premises or Lessee's use thereof during the term of this Lease; and shall also promptly comply with and execute all rules, orders and regulations of the Board of Fire Underwriters for the prevention of fires, at the Lessee's own cost and expense. Provided specifically that it shall be Lessee's responsibility to comply with any and all present and future environmental statutes and any regulations promulgated thereunder (hereinafter collectively referred to as "Environmental Provisions"), to the extent the same apply to the Leased Premises as a result of the Lessee's occupancy thereof or which are triggered as a consequence of Lessee's use thereof or any environmental condition developing or coming into existence during the term of this Lease on the Leased Premises, which are attributable to acts or omissions of Lessee, its employees, agents, invitees, contractors or representatives; provided, however, that the foregoing shall not apply with respect to matters arising as a result of acts or omissions of Lessor, its agents, employees, invitees or representatives or Lessor's predecessors or successors. This responsibility shall include, but not be limited to, the submission of all information required thereunder by any governmental authority and the development and implementation of any cleanup plan required because of any spill or discharge of a hazardous substance or waste on the Leased Premises which occurs during the term of this Lease arising from acts or omissions of Lessee, its employees, agents or representatives.

        Lessee shall provide Lessor with copies of any notice which Lessee may receive regarding any failure or alleged failure of either Lessee (to the extent the same relates to Lessee's use or occupancy of the Leased Premises) or the Leased Premises to comply with any statute, ordinance, rule, order, regulation or requirement of any applicable authority. Such notice shall include a copy of any written communication received by Lessee from any such applicable authority and a verbal communication to Lessor of any oral notifications Lessee may receive with respect to a material violation. In any case such notice shall be given promptly upon Lessee's receipt thereof.

        If for any reason, Lessee has not complied with all of its obligations under this Section 19 prior to the termination of this Lease or expiration of the term of this Lease, Lessee's responsibilities under this Section 19 shall survive such termination or expiration of this Lease and shall continue to be enforceable.

        Lessee shall indemnify, defend and hold Lessor, its successors and assigns harmless with respect to all matters arising out of or in any way connected with (i) any spills or discharge of hazardous substances or wastes at the Leased Premises which occur during the term of this Lease (unless attributable to Lessor or its employees, agents or representatives), (ii) Lessee's failure to provide all information, make all submissions and take all actions required by any governmental agency in connection with the Leased Premises or Lessee's use thereof, or (iii) any other failure to comply with the provisions of this Section 19. Lessee's obligations and liabilities under this Section shall continue so long as Lessee remains responsible for any spills or discharges of hazardous substances or wastes at the Leased Premises which occur during the term of this Lease. Lessee's failure to abide by the terms of this Section shall be restrainable by injunction.

        Lessor shall indemnify, defend and hold Lessee, its successors and assigns harmless with respect to all matters arising out of or in any way connected with any environmental condition occurring on the Leased Premises (including, without limitation, any underground tanks) which (a) was in existence prior to the time at which Lessee took possession of any portion of the Leased Premises (except to the extent such conditions are attributable to Lessee or its employees, agents or representatives), or (b) which are attributable to acts or omissions of Lessor, its employees, agents or representatives. Lessor's obligations under this Section shall survive expiration of this Lease.

        Notwithstanding the foregoing to the contrary, no alleged violation of any governmental law, ordinance, rule or regulation by Lessee shall constitute a breach of covenant under the provisions of this Lease so long as Lessee is contesting in good faith the validity of such law, ordinance, rule or regulation or the existence of its alleged violation thereof provided Lessee shall hold Lessor harmless from any liability or expense by reason of any such contest or litigation concerning any such governmental law, ordinance, rule or regulation, or any alleged violation thereof by Lessee.

        The indemnification provisions contained in this Section shall include all costs, fines, penalties, damages, liabilities (whether statutory or otherwise), claims and actions of any kind, cleanup costs, reasonable consultants', experts' and attorneys' fees and any other reasonable expenses incurred in connection with the claim by the party entitled to indemnification hereunder. The parties hereby acknowledge and agree that the provisions of this Section shall survive the termination or expiration of this Lease and shall remain enforceable in accordance with the terms hereof.

        20. NON WAIVER. No failure to insist on performance in any instance of any obligation hereunder shall be deemed a waiver of such performance, or any subsequent performance of such obligation or of the performance of any other obligation hereunder, and no waiver in any instance of the performance of any obligation hereunder shall be deemed a waiver of any subsequent performance of such obligation or of the performance of any other obligation hereunder.

        21. NOTICES. All notices required or permitted under this Lease shall be in writing and shall be given by either Certified Mail, Return Receipt Requested or by Federal Express (or other overnight courier). Such notice shall be deemed given four (4) business days after mailing as aforesaid or one (1) business day after delivery to the courier, whichever is applicable. For all purposes hereunder, including notices and the payment of rentals, the addresses of the parties hereto are as follows:

                      Lessor:      TGFW II, L.L.C.
                                   8100 East 22nd Street North
                                   Building 1900, Suite 402
                                   Wichita, Kansas 67226
                                   FAX:

                      Lessee:      Amazon.com.ksdc, Inc.
                                   Amazon.com, Inc.
                                   1516 Second Avenue
                                   Seattle, WA 98101
                                   Attn: Director of Global Real Estate

               with a copy to:     Amazon.com.ksdc, Inc.
                                   Amazon.com, Inc.
                                   1516 Second Avenue
                                   Seattle, WA 98101
                                   Attn: General Counsel

Either party may change the foregoing address by notice given pursuant to this Section at least ten (10) days prior to the effective date of such new notice address.

        22. SUBORDINATION. This Lease and all of the rights of Lessee hereunder are and shall be subject and subordinate to the lien of any mortgage or mortgages hereinafter placed on the Leased Premises or any part thereof, except Lessee's property or trade fixtures, and to any and all renewals, modifications, consolidations, replacements, extensions or substitutions of any such mortgage or mortgages (all of which are hereinafter termed the mortgage or mortgages), provided, nevertheless, that each or all of such mortgages, shall contain a provision to the effect that so long as Lessee is not in default under this Lease, or any renewal hereof, no foreclosure of the lien of said mortgage or any other proceeding in respect thereof shall divest, impair, modify, abrogate or otherwise adversely affect any interests or rights whatsoever of Lessee under the said Lease.

        Such subordination shall be automatic, without the execution of any further subordination agreement by Lessee. If, however, a written subordination agreement, consistent with this provision, is required by mortgagee, Lessee agrees to execute, acknowledge and deliver the same within twenty (20) days of Lessor's written request so long as the form thereof is in accordance with commercially reasonable standards applied by the lending industry in loans of the type and amount sought by Lessor and such agreement provides for the non-disturbance of Lessee in the event of foreclosure so long as Lessee is not in default of the performance of its obligations under this Lease beyond any required notice and applicable cure period. In the event of Lessee's failure to so execute such a subordination agreement within the time provided, such failure shall constitute a default by Lessee under this Lease.

        Lessor represents and warrants to Lessee that, as of the Effective Date, Lessor is the sole owner, in fee simple, of the Leased Premises. Lessee's obligations under this Lease are contingent upon Lessor obtaining and delivering to Lessee, on or before [*], a non-disturbance agreement, upon terms and conditions reasonably satisfactory to Lessee from American Bank, who Lessor represents is the only holder of a mortgage encumbering the Leased Premises. In the event Lessor fails to timely deliver such agreement or cause the existing mortgage to be released, Lessee shall have the right to terminate this Lease by giving Lessor written notice of termination on or before [*].

        23. LIENS. If, because of any act or omission of Lessee or anyone claiming through or under Lessee, any mechanic's or other lien or order for the payment of money shall be filed against the Leased Premises or the Leased Premises, or against Lessor (whether or not such lien or order is valid or enforceable), Lessee shall, at its expense, cause the same to be canceled and discharged of record or bonded against (and if bonded against, Lessee shall have the right to contest the matter in appropriate proceedings), if permitted by applicable law, within thirty (30) days after the date of notification, and shall also indemnify and hold harmless Lessor from and against any and all costs, expenses, claims, losses and damages (including reasonable attorneys' fees) in connection therewith.

        24. INTEGRATION. It is expressly understood and agreed by and between the parties hereto that this Lease sets forth all the promises, agreements, conditions and understandings between Lessor and Lessee relative to the Leased Premises and that there are no oral promises, agreements, conditions, or understandings between the parties with respect thereto.

        25. SHORT FORM LEASE AND ESTOPPEL CERTIFICATE. The parties will, at any time upon the request of either one, promptly execute duplicate originals of an instrument, in recordable form, which will constitute a short form of this Lease setting forth a description of the Leased Premises, the term of this Lease and any portion hereof, excluding the rental provisions.


--------

[*] omitted, confidential material, which material has been filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

        In the event that either party requires an Estoppel Certificate confirming the terms of this Lease, the other party shall provide same, in the form reasonably requested by the other party, within ten (10) business days of such party's request.

        26. SUCCESSORS AND ASSIGNS. This Lease and all the covenants, provisions and conditions herein contained shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

        27. BROKERS. Lessor agrees to pay a commission to Colliers International and Tower Properties (collectively "Brokers") pursuant to a separate agreement. If this Lease transaction is not consummated, then no commissions shall be earned or owed. Lessee and Lessor covenant and represent to each other that except as set forth above, no party is entitled to be paid a fee or commission in connection with the transaction contemplated by this Lease, and neither Lessee nor Lessor has had any dealings or agreements with any other individual or entity requiring the payment of such a fee or commission. If any individual or entity, other than Brokers, shall assert a claim to a finder's fee, or commission, or other similar fee against either Lessee or Lessor on account of an alleged employment, arrangement or contract as a broker or a finder, then the party who is alleged to have retained such individual or entity shall and does hereby agree to indemnify and hold harmless the other party from and against any such claim and all costs, expenses, liabilities and damages incurred in connection with such claim or any action or proceeding brought thereon. Notwithstanding any other provision of this Lease to the contrary, the indemnity and hold harmless provisions contained in this Section shall survive the execution of this Lease and if this Lease is terminated, the termination of this Lease.

        29. GOVERNING LAW; TIME OF ESSENCE. This Agreement shall be governed, interpreted and construed in accordance with the laws of the State of Kansas. Time limits stated herein are of the essence of this Lease.

        30. FORCE MAJEURE. In the event either Lessor or Lessee shall be delayed or hindered or prevented from the performance of any obligation required under this Lease (other than Lessee's obligation to pay rent or other charges under this Lease) by reason of industry wide strikes or lockouts, inability to procure materials, power failure, fire or other unavoidable casualty beyond such party's reasonable control, acts of God, adverse weather conditions which would delay the work of any prudent contractor performing similar work in the same geographical area, governmental laws or regulations not in effect as of the Effective Date, riots, insurrection, war or any other reason not within the reasonable control of such party, as the case may be, then the performance of such obligation shall be excused for the period of such delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay; provided, however, that in the event of any construction delay caused by any of the events set forth above, Lessor shall use its best efforts to adhere to the original construction schedule with respect to the work so delayed (including, but not limited to, by utilizing overtime labor and such actions as may be required) to the extent Lessee agrees to pay any increase in costs incurred by Lessor with respect thereto. The affected party shall use all reasonable diligence to remove the force majeure as quickly as possible but neither party shall be required to make any concession or grant any demand or request to bring to an end any strike or other concerted act of workmen.

        31. SIGNS. Lessee shall obtain Lessor's prior consent, which shall not be unreasonably withheld or delayed, prior to placing any sign on or about the Leased Premises. Any such sign must conform with all applicable municipal ordinances, regulations and rules of Lessor.

        32. LIMITATION ON LESSOR'S LIABILITY AND EXCEPTIONS TO DEMISE. As used in this Agreement, the term "Lessor" is limited to and includes only the owner of the Leased Premises at the time in question. In the event that the owner of the Leased Premises transfers title thereto, then upon such transfer, the owner conveying title shall be automatically relieved as of the date of such transfer of any and all liabilities or obligations with respect to this Lease other than obligations arising prior to the date of such transfer.

        The leasehold interest created by this Lease is subject to all easements, covenants and other encumbrances of public record affecting the Leased Premises and all applicable governmental laws, regulations, and codes. Lessor represents to Lessee that Exhibit E is a list of all such easements, covenants and other encumbrances of record affecting the Leased Premises other than applicable governmental laws, regulations, and codes. Lessor warrants that true and correct copies of the easements, covenants and other encumbrances of record affecting the Leased Premises have been delivered to Lessee.

        33. APPORTIONMENT OF CHARGES If the Leased Premises constitute less than all of the improvements and interest in the Land, the real estate taxes and other charges assessed against the Leased Premises and the remainder of the Land shall be allocated to the Leased Premises as Lessor and Lessee shall reasonably agree, but, failing agreement, on the basis of the amount of square feet of floor area of the Leased Premises vis a vis the square feet of floor area of all improvements on the Land.

        34. SUBROGATION. Lessor and Lessee each hereby release each other from responsibility for, and waive any and all claims of recovery for any damage or loss arising from the any cause covered by the policies of insurance required by this Lease, and claims submitted thereunder. Each party shall provide notice to its insurance carrier or carriers of this mutual waiver and release and shall cause its respective insurance carriers to waive all rights of subrogation against the other.

        35. CAPTIONS. The captions and headings used in this lease are for the purpose of convenience only and shall not be construed to limit the meaning of any part of this lease.

        36. BOND FINANCING. Lessor and Lessee agree to fully cooperate with each other in connection with obtaining the most desirable bond financing available with respect to the Leased

         Premises that allows the City of Coffeyville to grant a partial or complete real property tax abatement with respect to the Leased Premises. Lessor agrees, with Lessee's assistance, to use its best efforts to obtain such financing. If tax-exempt or taxable bond financing is obtained, Lessor shall pay all costs, expenses, underwriting fees and reasonable attorney fees incurred in obtaining such bond issue and Lessee shall reimburse Lessor for such fees up to the amount of $[*] within fifteen (15) days after the bond(s) are issued.


            [The remainder of this page is intentionally left blank.]

        IN WITNESS WHEREOF, the parties have hereunto set their hands the day and year first above written.

                                                   "LESSOR"

                                                   TGFW II, L.L.C.


                                            By:    /s/ Herbert L. Krumsick
                                                   -----------------------------
                                                   Herbert L. Krumsick, Manager

                                                   "LESSEE"

                                                   AMAZON.COM.KSDC, INC.


                                            By:
                                                   -----------------------------

                                            Name:
                                                   -----------------------------

                                            Title:
                                                   -----------------------------


----------

[*] omitted, confidential material, which material has been filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.



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